Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-191335 on Form S-8 and Registration Statement No. 333-199504 on Form S-3 of our report dated March 12, 2015, relating to the consolidated financial statements and financial statement schedule of ClubCorp Holdings, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of ClubCorp Holdings, Inc. for the year ended December 30, 2014.
/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
March 12, 2015